Exhibit 12(b)

Joseph S. Quirk, Chief Executive Officer, and William C. Cox, Chief Financial Officer of The Taiwan Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Joseph S. Quirk
Joseph S. Quirk
Chief Executive Officer of The Taiwan Fund, Inc.

Date: May 2, 2014

By:	/s/ William C. Cox
William C. Cox
Chief Financial Officer of The Taiwan Fund, Inc.

Date: May 2, 2014